EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 104 to the Registration Statement (File Nos. 2-11401 and 811-203) (the “Registration Statement”) of Massachusetts Investors Trust (the “Registrant”), of my opinion dated February 28, 2012, appearing in Post-Effective Amendment No. 97 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 28, 2012.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

April 29, 2015